Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

of

COTHERIX, INC.

Pursuant to the Offer to Purchase

dated December 8, 2006

of

CURL ACQUISITION SUBSIDIARY, INC.

a wholly owned subsidiary of

ACTELION US HOLDING COMPANY

a wholly owned subsidiary of

ACTELION LTD.

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.001 per share, of CoTherix, Inc. and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand, or transmitted by telex, facsimile transmission, or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

By Mail:	By Facsimile	By Overnight Courier:

Computershare Trust Company, N.A. CoTherix, Inc. P.O. Box 43011 Providence, RI 02940-3011 Attn.: Corporate Actions Department	(for Eligible Institutions only) (617) 360-6810 For Confirmation Only by Telephone for Eligible Institutions Only: (781) 575-2332	Computershare Trust Company, N.A. CoTherix, Inc. 250 Royall Street Canton, MA 02021 Attn.: Corporate Actions Department

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen: The undersigned hereby tenders to Curl Acquisition Subsidiary, Inc. (the ”Offeror”), a Delaware corporation and wholly owned subsidiary of Actelion US Holding Company, a Delaware corporation (“Parent”), which is a wholly owned subsidiary of Actelion Ltd., a corporation organized under the laws of Switzerland, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 8, 2006 (the ”Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the ”Offer”), receipt of which is hereby acknowledged, shares of common stock, par value $0.001 per share (the”Shares”), of CoTherix, Inc., a Delaware corporation (the ”Company”), pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. The Offer is being made in connection with the Agreement and Plan of Merger, dated November 19, 2006, among the Offeror, Parent and the Company (the ”Merger Agreement”).

Certificate Numbers (if available)	SIGN HERE

Signature(s)

(Name(s)) (Please Print)

(Addresses)

If delivery will be by book-entry transfer: Name of Tendering Institution	(Zip Code)

Account Number	(Area Code and Telephone Number)

GUARANTEE (Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq Global Market trading days of the date hereof.

(Name of Firm)
(Address)
(Zip Code)
(Authorized Signature)
(Name)
(Area Code and Telephone Number)

Dated             , 2007